EXHIBIT 99.1
Consolidated Financial Statements
CMCP – Properties, Inc.
Year ended December 31, 2004 and Period from January 1, 2005 through December 30, 2005

CMCP – PROPERTIES, INC.
Consolidated Financial Statements
Year ended December 31, 2004 and Period from January 1, 2005 through December 30, 2005

Report of Independent Registered Public Accounting Firm
The Board of Directors
Brookdale Senior Living, Inc.
We have audited the accompanying consolidated balance sheet of CMCP – Properties, Inc. (the “Company”) as of December 31, 2004, and the related consolidated statements of income, stockholder’s equity, and cash flows for the year then ended and for the period from January 1, 2005 through December 30, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of CMCP – Properties, Inc. at December 31, 2004, and the consolidated results of its operations and its cash flows for the year then ended and for the period from January 1, 2005 through December 30, 2005, in conformity with U.S. generally accepted accounting principles.
Dallas, Texas
February 14, 2006
/s/ Ernst & Young LLP

CMCP – PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Period from
	January 1, 2005 through	Year Ended
	December 30, 2005	December 31, 2004

Revenue
Rent	$11,446,561	$10,264,866
Rent abatement amortization	(169,835)	(170,292)

Total revenue	11,276,726	10,094,574

Expense
Interest expense:
Borrowings secured by real estate	5,409,460	4,141,909
Issue cost amortization	324,383	325,256
Interest rate cap amortization	43,673	3,165
Line of credit fee	–	1,526

Total interest expense	5,777,516	4,471,856
Depreciation:
Buildings	2,980,587	2,988,620
Furniture, fixtures and equipment	718,066	720,000

Total expenses	9,476,169	8,180,476

Operating income	1,800,557	1,914,098

Other revenue (expense)
Interest on restricted cash	68,222	99,669
Interest expense – Parent	(1,460,044)	(1,676,182)
Management fee to Parent	(60,000)	(60,000)
Other operating expense	(19,084)	(34,158)

Total other revenue (expense)	(1,470,906)	(1,670,671)

Net income	$329,651	$243,427

See accompanying notes to financial statements.

CMCP – PROPERTIES, INC.
CONSOLIDATED BALANCE SHEET

December 31, 2004
Assets
Property:
Land	$16,450,000
Buildings	119,550,497
Furniture, fixtures and equipment	3,600,000

139,600,497
Accumulated depreciation – buildings	(7,975,319)
Accumulated depreciation – furniture, fixtures and equipment	(1,919,998)

129,705,180

Restricted cash:
Principal reserve funds	2,454,157
Interest rate cap reserve funds	264,162
Repair and replacement reserve fund	1,450,000

4,168,319
Receivables and other assets	7,176,299

$141,049,798

Liabilities
Borrowings secured by real estate	$120,001,017
Payable to Parent	15,709,145
Accrued interest payable	115,000

135,825,162

Stockholder’s Equity
Common stock – $0.01 par value; 1,000 shares authorized, issued and outstanding	10
Paid-in capital	5,528,686
Accumulated earnings	216,940
Accumulated other comprehensive loss	(521,000)

5,224,636

$141,049,798

See accompanying notes to financial statements.

CMCP – PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY

				Accumulated
				Other	Total
	Common	Paid-In	Accumulated	Comprehensive	Stockholder’s
	Stock	Capital	Earnings (Deficit)	Income (Loss)	Equity
Balance at December 31, 2003	$10	$5,528,686	$(26,487)	$(233,000)	$5,269,209
Net income	–	–	243,427	–	243,427
Other comprehensive loss	–	–	–	(288,000)	(288,000)

Balance at December 31, 2004	10	5,528,686	216,940	(521,000)	5,224,636
Net income	–	–	329,651	–	329,651
Other comprehensive income	–	–	–	17,000	17,000
Conversion of payable to Parent to Paid-in capital	–	10,254,632	–	–	10,254,632

Balance at December 30, 2005	$10	$15,783,318	$546,591	$(504,000)	$15,825,919

See accompanying notes to financial statements.

CMCP – PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Period from January 1,
	2005 through	Year Ended
	December 30, 2005	December 31, 2004

Operating activities:
Net income	$329,651	$243,427
Non-cash items:
Amortization of issue costs	324,383	325,256
Depreciation	3,698,653	3,708,620
Amortization of rent abatement	169,835	170,292
Interest rate cap amortization	43,673	3,165
Increase in principal and interest rate cap reserve funds	(1,484,759)	(1,340,989)
Net change in receivables and other assets	297,638	1,326
Increase in accrued interest payable	67,695	19,899

Net cash provided by operating activities	3,446,769	3,130,996

Investing activities:
Net decrease in other restricted cash	1,455,764	5,866,690
Decrease in accounts receivable	777,585	245,295

Net cash provided by investing activities	2,233,349	6,111,985

Financing activities:
Principal payments on borrowings	(225,605)	(205,197)
Decrease in payable to Parent	(5,454,513)	(9,037,784)

Net cash used in financing activities	(5,680,118)	(9,242,981)

Net change in cash and cash equivalents	–	–

Cash and cash equivalents at beginning of year	–	–

Cash and cash equivalents at end of year	$–	$–

See accompanying notes to financial statements.

CMCP – PROPERTIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 1 — BUSINESS AND SALE OF ENTITY
     In May 2002 Capstead Mortgage Corporation (“CMC” or the “Parent”), through its qualified real estate investment trust (“REIT”) subsidiary, CMCP – Properties, Inc. (“CMCP” or the “Company”) acquired six “independent” senior living facilities (collectively, the “Properties”). The aggregate purchase price of the Properties was $139.7 million, including approximately $3.1 million in closing costs and the assumption by CMCP of $19.7 million of related mortgage debt and $101.1 million of tax-exempt bond debt. The following table summarizes information about the Properties:

		Year
Property	Location	Opened

Chambrel at Roswell	Roswell, GA	1987
Chambrel at Pinecastle	Ocala, FL	1987
Chambrel at Island Lake	Longwood, FL	1985
Chambrel at Montrose	Akron, OH	1987
Chambrel at Williamsburg	Williamsburg, VA	1987
Chambrel at Club Hill	Garland, TX	1987
     The Properties were acquired pursuant to purchase agreements initially negotiated and executed by an affiliate of Brookdale Living Communities, Inc. (collectively with its subsidiaries, “Brookdale”) and subsequently assigned to CMCP. Brookdale, an owner, operator, developer and manager of senior living facilities, is a majority-owned affiliate of Fortress Investment Group, LLC. Fortress Investment Group, LLC was affiliated with CMC until July 22, 2003. Concurrent with the acquisition, the Company entered into a long-term “net-lease” arrangement with Brookdale, under which Brookdale is responsible for the ongoing operation and management of the Properties.
     On December 30, 2005, CMC sold the stock of CMCP to Brookdale for $57.5 million.
NOTE 2 — ACCOUNTING POLICIES
Principles of Consolidation
     The consolidated financial statements include the accounts of CMCP and its subsidiaries. Intercompany balances and transactions have been eliminated. Real estate held for lease and related assets are owned by real estate subsidiaries and pledged to secure related borrowings.
Use of Estimates
     The use of estimates is inherent in the preparation of financial statements in conformity with accounting principles generally accepted in the United States. The straight-line amortization of issue costs is based on the estimated 11 years the tax-exempt bonds are expected to be outstanding. Depreciation on real estate is based on estimates of the useful lives of buildings, furniture, fixtures and equipment, which could be affected by significant adverse events or changes in circumstances and potentially lead to impairment charges.
Real Estate
     Land, buildings, furniture, fixtures and equipment are carried at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the depreciable assets (40 years for buildings and five years for furniture, fixtures and equipment).
     Should a significant adverse event or change in circumstances occur, management will assess if the real estate has become impaired. Real estate is evaluated for impairment if estimated operating cash flows (undiscounted and without interest charges) over its remaining useful life are less than its net carrying value. If impaired, the difference between net carrying value and fair value (based on standard real estate appraisal techniques) would be included in expense as an impairment charge. No impairment charges have been taken as of December 30, 2005.
Recognition of Rent on Real Estate Held for Lease
     Rent is recognized on a straight-line basis over the term of the related lease. Accordingly, a three-month rent abatement at the beginning of the lease has been deferred and is being amortized over the 20-year term of the lease. As of December 31, 2004, the accumulated balance of deferred rent is $3.0 million.
Derivative Financial Instruments
     The Company may from time to time acquire derivative financial instruments (“Derivatives”) for risk management purposes. These may include interest rate floors, swaps and caps, U.S. Treasury futures contracts and options, written options on financial assets or various other Derivatives available in the marketplace that are compatible with the Company’s risk management objectives. Derivatives held are recorded as assets or liabilities at fair value on the Company’s balance sheet. The accounting for changes in fair value of each Derivative held depends on whether it has been designated and qualifies as an accounting hedge, as well as the type of hedging relationship identified.
     CMCP has made limited use of Derivatives during the year ended December 31, 2004 and for the period from January 1, 2005 through December 30, 2005. Included in Receivables and other assets are interest rate caps acquired in connection with the 2002 assumption and subsequent refinancing of tax-exempt bonds secured by the Properties (see NOTE 4), which are designated as an accounting hedge with changes in value considered 100% correlated to changes in expected future cash flows of the variable-rate bonds, excluding the effects of time value. Accordingly, changes in fair value are recorded in Accumulated other comprehensive income (loss).
Income Taxes
     CMC and its qualified REIT subsidiaries (including the Company) have elected to be taxed as a REIT for federal income tax purposes. As a result, the Company is included in the tax return of CMC for the year ended December 31, 2004 and the period from January 1, 2005 through December 30, 2005. A REIT will generally not be subject to income tax as long as it distributes at least 90 percent of its ordinary taxable income and meets certain other requirements. Accordingly, no provision for income taxes has been made for the Company for the year ended December 31, 2004 and the period January 1, 2005 through December 30, 2005.
NOTE 3 — REAL ESTATE HELD FOR LEASE
     The lease arrangement consists of a master lease covering all of the Properties and individual property-level leases (referred to collectively as the “Lease”). The Lease has an initial term of 20 years and provides for two 10-year renewal periods. Beginning May 1, 2007, Brookdale will have the option of purchasing all of the Properties from CMCP at the greater of fair value or CMCP’s original cost, after certain adjustments. Brookdale is responsible for paying all expenses associated with the operation of the Properties, including real estate taxes, other governmental charges, insurance, utilities and maintenance, and an amount representing a cash return on CMCP’s equity in the Properties after payment of monthly debt service, subject to annual increases based upon increases (capped at 3%) in the Core Consumer Price Index. Brookdale is responsible for changes in related debt service requirements under the terms of the Lease. The Lease qualifies as an operating lease for financial reporting purposes with future minimum rentals expected for the remainder of the lease as follows (in thousands):

2005	$11,447
2006	11,416
2007	11,416
2008	11,416
2009	11,416
Thereafter	140,793

$197,904

     Included in Receivables and other assets at December 31, 2004 was $1.2 million of rent and other receivables due from Brookdale.
NOTE 4 — BORROWINGS SECURED BY REAL ESTATE
     The components of Borrowings secured by real estate and related weighted average interest rates (calculated including bond issue cost amortization) were as follows as of December 31, 2004 (dollars in thousands):

	Borrowings Outstanding	Average Rate
Mortgage borrowings	$19,160	7.92%
Tax-exempt bonds	100,841	2.98

	$120,001	3.77

     Mortgage borrowings consist of a fixed-rate mortgage secured by one senior living facility that matures in 2009. The tax-exempt bonds are credit-enhanced by Fannie Mae and secured by mortgages on the remaining five senior living facilities. Interest rates on the bonds adjust weekly based on the Bond Market Association Municipal Swap Index (“BMA Index”). Interest rate cap agreements with notional amounts aggregating $100.8 million, five-year terms, and cap rates equal to a 6% BMA Index, are held to provide funds to pay interest on the bonds in excess of a 6% BMA Index, should that occur. Monthly interest rate cap and principal reserve fund payments are made to the trustee for the purchase of new cap agreements in 2007 and the eventual retirement of the bonds by 2032. Held in escrow by the bond trustee as of December 31, 2004 were a total of $4.2 million in interest rate cap reserves, principal reserves and repair and replacement reserves. Included in Receivables and other assets are $2.9 million in bond issue costs net of $682,000 in accumulated amortization. Amortization expense over the next five years is estimated to be $325,000 per year.
     Weighted average effective interest rates for Borrowings secured by real estate (calculated including bond issue cost amortization) were 4.82% and 3.71% during the period from January 1, 2005 through December 30, 2005 and the year ended December 31, 2004, respectively. Related interest paid totaled $5.8 million and $4.5 million during the period from January 1, 2005 through December 30, 2005 and the year ended December 31, 2004, respectively. As of December 31, 2004, future maturities and principal reserve fund requirements for these borrowings were as follows (in thousands):

2005	$1,513
2006	1,617
2007	1,730
2008	1,850
2009	19,831
Thereafter	91,024

$117,565

NOTE 5 — MANAGEMENT AGREEMENT
     Pursuant to a management agreement, CMC administers the day-to-day operations of the Company. CMC is at all times subject to the supervision of the Company’s Board of Directors and has only such functions and authority as the Company delegates to it. CMC receives an annual basic management fee of $60,000 per year ($10,000 per property). The agreement is no assignable except by consent of the Company and CMC. The agreement may be terminated without cause at any time upon 90 days written notice. In addition, the Company has the right to terminate the agreement upon the happening of certain specified events, including a breach by CMC of any provision contained in the agreement which remains uncured for 30 days after notice of such breach and the bankruptcy or insolvency of CMC.
     CMC is required to pay employment expenses of its personnel (including salaries, wages, payroll taxes, insurance, fidelity bonds, temporary help and cost of employee benefit plans), and other office expenses, travel and other expenses of directors, officers and employees of CMC. The Company is required to pay all other expenses of operation (as defined in the agreement).
NOTE 6 — PAYABLE TO PARENT
     On January 1, 2004, the Company signed a $30 million revolving subordinated promissory note with CMC under which interest accrued on amounts payable based on the annual federal short-term rate as published by the Internal Revenue Service. This note matured January 1, 2005 and was renewed for another year. Interest of $1.5 million and $1.7 million was paid during 2005 and 2004, respectively. The note, with a balance of $10.3 million, was capitalized prior to the sale of the Company on December 30, 2005.
NOTE 7 — STOCKHOLDER’S EQUITY
     CMC was the sole stockholder of the Company until the Company was sold to Brookdale on December 30, 2005.